Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTS


	We hereby consent to the incorporation by reference in this Registration Statement on Form
S-8 of Millennium Chemicals Inc. of our report dated March 10, 2003, except for matters as discussed under the heading "Adoption of SFAS
No. 145" in Note 2, as to which the date is November 13, 2003, relating to the consolidated financial statements of Equistar Chemicals, LP, which appears as an exhibit to the Current Report on Form 8-K of Millennium Chemicals Inc. dated
December 15, 2003.


PRICEWATERHOUSECOOPERS LLP
Houston, Texas
December 16, 2003